FOR IMMEDIATE RELEASE

Contact:
Brookdale Senior Living Inc.
Ross Roadman  615-564-8104

Brookdale Announces First Quarter 2010 Results and Record CFFO of $54.4 Million

Highlights

•	Cash From Facility Operations (“CFFO”) was $54.4 million, or $0.46 per share, in the first quarter, versus $50.2 million, or $0.49 per share, for the first quarter of 2009.

•	Improved average monthly revenue per unit by 4.1% to $4,386 from $4,215 for the first quarter of 2009.

•
Average unit occupancy was 86.6%, a 10 basis point decrease from 86.7% in the fourth quarter of 2009 and flat with the first quarter of 2009.  Beginning with the first quarter of 2010, occupancy is being reported using the average unit methodology.

•	Revenue increased over the first quarter of 2009 by $46.5 million, or 9.3%, to $544.4 million.

•	Adjusted EBITDA improved over the first quarter of 2009 by $10.4 million, or 12.1%, to $96.3 million.

•	Entered into a new 3 ½ year revolving credit facility with a commitment of $100 million.

Nashville, TN.  May 3, 2010 – Brookdale Senior Living Inc. (NYSE: BKD) (the “Company”) today reported financial and operating results for the first quarter of 2010.

Bill Sheriff, Brookdale’s CEO, said, “We are very pleased with our first quarter results, which were in line with our expectations.  We are starting to see some improving economic signs,  although still seeing the impact of the deep recession on our customers.  In fact, we ended April at our highest occupancy of the year.  Our sales inquiries during the first quarter increased over 9% from the prior year same period and, in our entry fee communities, increased 31% versus the first quarter of 2009.  The number of entry fee unit closings was up 40% versus the prior year period.  We also saw a decrease in the use of incentives for new residents during the first quarter compared to the fourth quarter.”

Mark Ohlendorf, Co-President and CFO of Brookdale, commented, “During the first quarter, we continued to prove the strength of our platform by producing record CFFO of $54.4 million.  While our CFFO per share was modestly impacted by the June 2009 equity offering, we believe that it was a critical step to strengthen our financial position and position us to evaluate opportunities to proactively deploy capital.  We have continued to strengthen our financial position with improving cash flow and are working aggressively to refinance our 2011 debt maturities in the near-term.”

Financial Results

Total revenue for the first quarter was $544.4 million, an increase of $46.5 million, or 9.3%, from the first quarter of 2009.  Excluding the revenue from the 18 former Sunrise communities we acquired in the fourth quarter, revenue increased by 5.9%.  The increase in revenue was primarily driven by an increase in average monthly revenue per unit, including growing revenues from ancillary services, and an increase in capacity through expansions and acquisitions, while occupancy was flat with the first quarter of 2009.

Average monthly revenue per unit was $4,386 in the first quarter, an increase of $171, or 4.1%, over the first quarter of 2009.  Average occupancy for all consolidated communities for the first quarter of 2010 was 86.6%, flat with the first quarter of 2009 and 0.1% lower than the fourth quarter of 2009.  Excluding expansions and acquisitions from the fourth quarter of 2009 and first quarter of 2010, average occupancy for the first quarter was 86.8%, compared to 87.0% for the fourth quarter of 2009.

Facility operating expenses for the first quarter were $355.3 million, an increase of $37.2 million, or 11.7%, from the first quarter of 2009.  The increase over the prior year’s quarter was primarily driven by the growth of ancillary services and expenses associated with expansions and acquisitions.  Operating contribution margin for the Company during the first quarter of 2010 was 34.6%.

General and administrative expenses for the first quarter were $32.0 million, down from $33.7 million in the first quarter of 2009.  Excluding non-cash compensation expense from both periods, general and administrative expenses were $27.1 million in the first quarter of 2010 versus $26.9 million for the prior year same period.  Demonstrating the Company’s efficient platform, this was 4.7% of revenue (including revenues under management) in the first quarter of 2010.

Brookdale’s management utilizes Adjusted EBITDA and Cash From Facility Operations to evaluate the Company’s performance and liquidity because these metrics exclude non-cash expenses such as depreciation and amortization, non-cash stock-based compensation expense and straight-line lease expense, net of deferred gain amortization.  Brookdale also uses Facility Operating Income to assess the performance of its communities.

For the quarter ended March 31, 2010, Facility Operating Income was $182.0 million, an increase of $9.0 million from the first quarter of 2009, and Adjusted EBITDA was $96.3 million, a $10.4 million increase over the first quarter of 2009.

Cash From Facility Operations was $54.4 million for the first quarter of 2010, or $0.46 per share, and CFFO was $50.2 million for the first quarter of 2009, or $0.49 per share.

Net loss for the first quarter of 2010 was $(14.3) million, or $(0.12) per diluted common share. The loss for the quarter includes non-cash items for depreciation and amortization, non-cash stock-based compensation expense and straight-line lease expense, net of deferred gain amortization.

Operating Activities

For the quarter ended March 31, 2010, same community revenues grew 2.4% over the same period in 2009 as revenue per unit increased by 2.4% and occupancy was flat.  Same community Facility Operating Income for the quarter decreased by 0.6% when compared to the first quarter of 2009 as expenses grew by 4.1%.

For the twelve months ended March 31, 2010, same community revenues grew 3.7% over the corresponding period ending in 2009 as revenue per unit increased by 4.1% and occupancy fell by 0.4%. Same community Facility Operating Income increased by 6.7% over the corresponding period ending in 2009.

By the end of the first quarter, the Company’s ancillary services programs provided therapy services to over 37,000 Brookdale units.  At the end of the quarter, the Company’s home health agencies were serving over 22,000 units across the total consolidated Brookdale portfolio, up from approximately 16,400 units served a year ago.  Therapy and home health services produced $244 of monthly Facility Operating Income per occupied unit in the first quarter across all units served, up from $171 per month a year ago, driven primarily by maturation of existing clinics and the acquisition of home health agencies.

Balance Sheet

Brookdale had $65.6 million of unrestricted cash and cash equivalents and $213.6 million of restricted cash on its balance sheet at the end of the first quarter.

The Company currently has no mortgage debt maturities before 2011 that do not contain contractual extension options other than periodic, scheduled principal payments.

During the quarter, the Company entered into a new revolving credit facility with a commitment of $100.0 million, with an option to increase the commitment to $120.0 million.  The new facility is scheduled to mature on June 30, 2013.  The revolving line of credit may be used to finance acquisitions and fund working capital and capital expenditures and for other general corporate purposes.  The new facility is secured by a first priority lien on certain of the Company’s communities.

Supplemental Information

The Company will shortly post on the Investor Relations section of the Company’s website at www.brookdaleliving.com supplemental information relating to the Company’s first quarter results.  This information will also be furnished in a Form 8-K to be filed with the SEC.

Earnings Conference Call

Brookdale’s management will conduct a conference call on Tuesday, May 4, 2010 to review the financial results of its first quarter ended March 31, 2010.  The conference call is scheduled for 9:00 AM ET.  All interested parties are welcome to participate in the live conference call.  The conference call can be accessed by dialing (877) 252-8576 (from within the U.S.) or (706) 634-9069 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Brookdale Senior Living First Quarter Earnings Call.”

A webcast of the conference call will be available to the public on a listen-only basis at www.brookdaleliving.com.  Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.  A replay of the webcast will be available for three months following the call.

For those who cannot listen to the live call, a replay will be available until 11:59 PM ET on May 11, 2010 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.) and referencing access code “72053517.”  A copy of this earnings release is posted on the Investor Relations page of the Brookdale website (www.brookdaleliving.com).

About Brookdale Senior Living

Brookdale Senior Living Inc. is a leading owner and operator of senior living communities throughout the United States.  The Company is committed to providing an exceptional living experience through properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents.  Currently the Company owns and operates independent living, assisted living, and dementia-care communities and continuing care retirement centers, with 564 communities in 35 states and the ability to serve approximately 52,000 residents.

Safe Harbor

Certain items in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements relating to our operational initiatives and our expectations regarding their effect on our results; our expectations regarding occupancy, revenue, cash flow, expense levels, the demand for senior housing, expansion activity, acquisition opportunities and asset dispositions; our belief regarding our growth prospects; our ability to secure financing or repay, replace or extend existing debt at or prior to maturity; our ability to remain in compliance with all of our debt and lease agreements (including the financial covenants contained therein); our expectations regarding liquidity; our plans to deleverage; our expectations regarding financings and refinancings of assets (including the timing thereof); our plans to generate growth organically through occupancy improvements, increases in annual rental rates and the achievement of operating efficiencies and cost savings; our plans to expand our offering of ancillary services (therapy and home health); our plans to expand existing communities; our plans to acquire additional communities, asset portfolios, operating companies and home health agencies; the expected project costs for our expansion program; our expected levels of expenditures and reimbursements (and the timing thereof); our expectations for the performance of our entrance fee communities; our ability to anticipate, manage and address industry trends and their effect on our business; and our ability to increase revenues, earnings, Adjusted EBITDA, Cash From Facility Operations, and/or Facility Operating Income.  Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue,” “plan” or other similar words or expressions.  Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition, or state other forward-looking information.  Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from these forward-looking statements include, but are not limited to, the risk associated with the current global economic crisis and its impact upon capital markets and liquidity; our inability to extend (or refinance) debt (including our credit and letter of credit facilities) as it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments; the effect of our indebtedness and long-term operating leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; the risk that we may be required to post additional cash collateral in connection with our interest rate swaps; the risk that continued market deterioration could jeopardize the performance of certain of our counterparties’ obligations; changes in governmental reimbursement programs; our limited operating history on a combined basis; our ability to effectively manage our growth; our ability to maintain consistent quality control; delays in obtaining regulatory approvals; our ability to complete acquisitions and integrate them into our operations; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; increased competition for skilled personnel; increased union activity; departure of our key officers; increases in market interest rates; environmental contamination at any of our facilities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; and other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  When

considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings.  Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this press release and/or the associated earnings conference call.  The factors discussed above and the other factors noted in our SEC filings from time to time could cause our actual results to differ significantly from those contained in any forward-looking statement.  We cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except for per share data)

	Three Months Ended
	March 31,
	2010	2009
Revenue
Resident fees	$543,029	$496,229
Management fees	1,395	1,717
Total revenue	544,424	497,946

Expense
Facility operating expense (excluding depreciation and amortization of $52,033 and $45,693, respectively)	355,324	318,112
General and administrative expense (including non-cash stock-based compensation expense of $4,871 and $6,809, respectively)	31,952	33,707
Facility lease expense	68,249	67,741
Depreciation and amortization	73,061	68,133
Total operating expense	528,586	487,693
Income from operations	15,838	10,253

Interest income	627	820
Interest expense:
Debt	(33,280)	(32,821)
Amortization of deferred financing costs and debt discount	(2,596)	(1,542)
Change in fair value of derivatives and amortization	(2,640)	(4,285)
Loss on extinguishment of debt, net	(19)	-
Equity in earnings of unconsolidated ventures	397	595
Other non-operating income	-	4,232
Loss before income taxes	(21,673)	(22,748)
Benefit for income taxes	7,378	9,112
Net loss	$(14,295)	$(13,636)

Basic and diluted loss per share	$(0.12)	$(0.13)

Weighted average shares used in
computing basic and diluted net loss per share	119,315	101,738

Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2010	December 31, 2009
	(unaudited)

Cash and cash equivalents	$65,613	$66,370
Cash and escrow deposits - restricted	126,104	109,977
Accounts receivable, net	91,195	82,604
Other current assets	64,093	58,470
Total current assets	347,005	317,421
Property, plant, and equipment and
leasehold intangibles, net	3,816,127	3,857,774
Other assets, net	474,925	470,748
Total assets	$4,638,057	$4,645,943

Current liabilities	$672,203	$689,309
Long-term debt, less current portion	2,464,538	2,459,341
Other liabilities	423,778	410,711
Total liabilities	3,560,519	3,559,361
Stockholders’ equity	1,077,538	1,086,582
Total liabilities and stockholders’ equity	$4,638,057	$4,645,943

Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2010	2009
Cash Flows from Operating Activities
Net loss	$(14,295)	$(13,636)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on extinguishment of debt	19	-
Depreciation and amortization	75,657	69,675
Loss (gain) on sale of assets	144	(4,455)
Equity in earnings of unconsolidated ventures	(397)	(595)
Distributions from unconsolidated ventures from cumulative share of net earnings	-	11
Amortization of deferred gain	(1,086)	(1,086)
Amortization of entrance fees	(5,739)	(5,110)
Proceeds from deferred entrance fee revenue	9,550	4,872
Deferred income tax benefit	(8,200)	(8,194)
Change in deferred lease liability	3,136	4,248
Change in fair value of derivatives and amortization	2,640	4,285
Non-cash stock-based compensation	4,871	6,809
Changes in operating assets and liabilities:
Accounts receivable, net	(7,073)	(3,118)
Prepaid expenses and other assets, net	(4,429)	(1,887)
Accounts payable and accrued expenses	(11,825)	4,966
Tenant refundable fees and security deposits	(1,298)	(370)
Deferred revenue	8,365	15,057
Other	(2,911)	(2,715)
Net cash provided by operating activities	47,129	68,757
Cash Flows from Investing Activities
Decrease in lease security deposits and lease acquisition deposits, net	801	1,480
Increase in cash and escrow deposits — restricted	(30,556)	(57,897)
Proceeds from sale of assets	1,487	-
Distributions received from unconsolidated ventures	47	525
Additions to property, plant, and equipment and leasehold intangibles,
net of related payables	(23,102)	(33,491)
Payment on (issuance of) notes receivable, net	512	(36)
Investment in unconsolidated ventures	(848)	(1,106)
Proceeds from sale leaseback transaction	-	9,166
Proceeds from sale of unconsolidated venture	-	8,843
Other	(316)	-
Net cash used in investing activities	(51,975)	(72,516)
Cash Flows from Financing Activities
Proceeds from debt	49,108	26,521
Repayment of debt and capital lease obligations	(58,923)	(10,403)
Proceeds from line of credit	45,000	60,446
Repayment of line of credit	(30,000)	(64,899)
Payment of financing costs, net of related payables	(2,776)	(6,895)
Other	(181)	(279)
Refundable entrance fees:
Proceeds from refundable entrance fees	8,442	3,638
Refunds of entrance fees	(5,762)	(5,836)
Cash portion of loss on extinguishment of debt	(179)	-
Recouponing and payment of swap termination	(640)	-
Net cash provided by financing activities	4,089	2,293
Net decrease in cash and cash equivalents	(757)	(1,466)
Cash and cash equivalents at beginning of period	66,370	53,973
Cash and cash equivalents at end of period	$65,613	$52,507

Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  Adjusted EBITDA should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP.  Adjusted EBITDA is a key measure of the Company's operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to long-term contracts and the financing and capitalization of the business.  We define Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, loss on sale of communities, depreciation and amortization (including non-cash impairment charges), straight-line lease expense (income), amortization of deferred gain, amortization of deferred entrance fees, non-cash compensation expense, and change in future service obligation and including entrance fee receipts and refunds (excluding first generation entrance fee receipts on a newly opened entrance fee CCRC).

We believe Adjusted EBITDA is useful to investors in evaluating our performance, results of operations and financial position for the following reasons:

•	It is helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance to our day-to-day operations;

•
It provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•	It is an indication to determine if adjustments to current spending decisions are needed.

The table below reconciles Adjusted EBITDA from net loss for the three months ended March 31, 2010 and 2009 (in thousands):

	Three Months Ended March 31,
	2010	2009
Net loss	$(14,295)	$(13,636)
Benefit for income taxes	(7,378)	(9,112)
Other non-operating income	-	(4,232)
Equity in earnings of unconsolidated ventures	(397)	(595)
Loss on extinguishment of debt	19	-
Interest expense:
Debt	25,634	25,727
Capitalized lease obligation	7,646	7,094
Amortization of deferred financing costs and debt discount	2,596	1,542
Change in fair value of derivatives and amortization	2,640	4,285
Interest income	(627)	(820)
Income from operations	15,838	10,253
Depreciation and amortization	73,061	68,133
Straight-line lease expense	3,136	4,248
Amortization of deferred gain	(1,086)	(1,086)
Amortization of entrance fees	(5,739)	(5,110)
Non-cash compensation expense	4,871	6,809
Entrance fee receipts(1)	17,992	8,510
First generation entrance fees received (2)	(5,971)	-
Entrance fee disbursements	(5,762)	(5,836)
Adjusted EBITDA	$96,340	$85,921

(1)	Includes the receipt of refundable and nonrefundable entrance fees.
(2)
First generation entrance fees received represents initial entrance fees received from the sale of units at a newly opened entrance fee CCRC where the Company is required to apply such entrance fee proceeds to satisfy debt.

Cash From Facility Operations

Cash From Facility Operations (CFFO) is a measurement of liquidity that is not calculated in accordance with GAAP and should not be considered in isolation as a substitute for cash flows provided by or used in operations, as determined in accordance with GAAP.  We define CFFO as net cash provided by (used in) operating activities adjusted for changes in operating assets and liabilities, deferred interest and fees added to principal, refundable entrance fees received, first generation entrance fee receipts on a newly opened entrance fee CCRC, entrance fee refunds disbursed, lease financing debt amortization with fair market value or no purchase options, other, and recurring capital expenditures.  Recurring capital expenditures include expenditures capitalized in accordance with GAAP that are funded from CFFO. Amounts excluded from recurring capital expenditures consist primarily of unusual or non-recurring capital items (including integration capital expenditures), community purchases and/or major projects or renovations that are funded using financing proceeds and/or proceeds from the sale of communities that are held for sale.

We believe CFFO is useful to investors in evaluating our liquidity for the following reasons:

•	It provides an assessment of our ability to facilitate meeting current financial and liquidity goals.

•	To assess our ability to:
(i)	service our outstanding indebtedness;
(ii)	pay dividends; and
(iii)	make regular recurring capital expenditures to maintain and improve our facilities.

The table below reconciles CFFO from net cash provided by operating activities for the three months ended March 31, 2010 and 2009 (in thousands):

	Three Months Ended March 31,
	2010	2009

Net cash provided by operating activities	$47,129	$68,757
Changes in operating assets and liabilities	19,171	(11,933)
Refundable entrance fees received(1)	8,442	3,638
First generation entrance fees received (2)	(5,971)	-
Entrance fee refunds disbursed	(5,762)	(5,836)
Recurring capital expenditures, net	(6,441)	(2,655)
Lease financing debt amortization with fair market value or no purchase options	(2,171)	(1,780)
Cash From Facility Operations	$54,397	$50,191

(1)
Total entrance fee receipts for the three months ended March 31, 2010 and 2009 were $18.0 million and $8.5 million, respectively, including $9.6 million and $4.9 million, respectively, of nonrefundable entrance fee receipts included in net cash provided by operating activities.

(2)
First generation entrance fees received represents initial entrance fees received from the sale of units at a newly opened entrance fee CCRC where the Company is required to apply such entrance fee proceeds to satisfy debt.

The calculation of CFFO per share is based on weighted average outstanding common shares for the period, excluding any unvested restricted shares.  Annual CFFO per share for all periods is calculated as the sum of the quarterly amounts for the year.

Facility Operating Income

Facility Operating Income is not a measurement of operating performance calculated in accordance with GAAP and should not be considered in isolation as a substitute for net income, income from operations, or cash flows provided by or used in operations, as determined in accordance with GAAP.  We define Facility Operating Income as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, loss on sale of communities, depreciation and amortization (including non-cash impairment charges), facility lease expense, general and administrative expense, including non-cash stock compensation expense, change in future service obligation, amortization of deferred entrance fee revenue and management fees.

We believe Facility Operating Income is useful to investors in evaluating our facility operating performance for the following reasons:

•	It is helpful in identifying trends in our day-to-day facility performance;

•	It provides an assessment of our revenue generation and expense management; and

•	It provides an indicator to determine if adjustments to current spending decisions are needed.

The table below reconciles Facility Operating Income from net loss for the three months ended March 31, 2010 and 2009 (in thousands):

	Three Months Ended March 31,
	2010	2009

Net loss	$(14,295)	$(13,636)
Benefit for income taxes	(7,378)	(9,112)
Other non-operating income	-	(4,232)
Equity in earnings of unconsolidated ventures	(397)	(595)
Loss on extinguishment of debt	19	-
Interest expense:
Debt	25,634	25,727
Capitalized lease obligation	7,646	7,094
Amortization of deferred financing costs and debt discount	2,596	1,542
Change in fair value of derivatives and amortization	2,640	4,285
Interest income	(627)	(820)
Income from operations	15,838	10,253
Depreciation and amortization	73,061	68,133
Facility lease expense	68,249	67,741
General and administrative (including non-cash
stock compensation expense)	31,952	33,707
Amortization of entrance fees	(5,739)	(5,110)
Management fees	(1,395)	(1,717)
Facility Operating Income	$181,966	$173,007